UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: May 3, 2019

(Date of earliest event reported)

PAYCHEX, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-11330	16-1124166
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

911 PANORAMA TRAIL SOUTH, ROCHESTER, NEW YORK	14625-2396
(Address of principal executive offices)	(Zip Code)

(585) 385-6666

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	PAYX	Nasdaq Global Select Market

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

Effective May 3, 2019, the Board of Directors of Paychex, Inc., a Delaware corporation (the “Company” or “Paychex”), approved amendments to and the restatement of the Company’s By-Laws (as so amended and restated, the “By-Laws”) to add certain provisions including (i) stockholder meeting procedures; (ii) advance notice provisions for director nominations and other proposals submitted by stockholders; (iii) informational and other requirements for stockholder nominees; (iv) procedures for stockholders to call special meetings; and (v) requirements for written consents of stockholders for actions taken without a meeting.  A summary of these amendments follows.

Stockholder Meeting Procedures

The amendments provide, among other things, that in the course of a stockholders meeting, stockholders must comply with the procedures in the By-Laws to make nominations for directors and to bring business before a meeting of stockholders.  At all meetings of stockholders, the chairman of such meeting will decide whether any such nomination or business has been properly brought before the meeting.

Advance Notice Provisions

The amendments implement advance notice provisions and related procedural and disclosure requirements.  To nominate individuals for election to the board of directors and make proposals of other business to be addressed at an annual meeting, a stockholder must deliver a written request to the Company at its principal offices, not earlier than 120 days and not later than 90 days before the first anniversary of the preceding year’s annual meeting.  Such date may be adjusted in accordance with the By-Laws depending on the date of the annual meeting, the date of the first announcement of the annual meeting, and in the event of an increase in the number of directors, the date of the announcement of all the nominees.  The nomination or proposal must be a proper matter for stockholder action and the written notice must contain information regarding the stockholder making the nomination or request, the nominee(s) or other business intended to be presented at the meeting, and such other required information in accordance with the By-Laws.  Additionally, the stockholder must update or supplement its notice as of the meeting record date and 10 business days prior to the meeting if necessary.

Nominees of Stockholders

Pursuant to the amendments, to be eligible to be a director nominee of any stockholder, a person must timely deliver to the Company certain information as prescribed by the By-Laws, including information as to such person’s background and qualifications, and representations regarding voting or compensation arrangements and compliance with the Company’s policies and guidelines.

Stockholder Requests for a Special Meeting

The amendments add procedural requirements for stockholders who wish to call a special meeting, including submission of a written request to the Company.  The proposing stockholder is required to timely comply with certain informational requirements in its request, including information about any potential director nominee, a description of any business desired to be brought before the meeting, and comprehensive information about the proposing stockholder and the stockholder’s holdings.  Following delivery of the request, such stockholder must also advise the Company of any decreases in their voting stock ownership position.

Unanimous Written Consent of Stockholders

The amendments add provisions applicable in the event actions of stockholders are to be taken by written consent without a meeting.  Such written consent must contain certain information about each stockholder who is signing the consent and must be delivered to the Company within 60 days of the earliest dated consent to be considered timely.  Pursuant to the By-Laws, the Company will engage independent inspectors of elections to ensure the validity of the consents.

The By-Laws also include certain technical, conforming, modernizing and clarifying changes.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the
By-Laws, filed as Exhibit 3.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

ITEM 8.01 OTHER EVENTS

On May 3, 2019, the Board of Directors approved a program to repurchase up to $400 million of Paychex common stock with authorization expiring on May 31, 2022.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit	Description
Exhibit 3.1	Amended and Restated By-Laws of Paychex, Inc., as of May 3, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PAYCHEX, INC.

Date:	May 7, 2019	/s/ Martin Mucci
Martin Mucci
President and Chief Executive Officer

Date:	May 7, 2019	/s/ Efrain Rivera
Efrain Rivera
Senior Vice President, Chief Financial Officer, and Treasurer